UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)

File Number)

Identification Number)

51 West 52nd Street, New York, NY
(Address of principal executive offices)

10019
(Zip Code)

(212) 975-4321

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On February 22, 2006, the Compensation Committee of the Board of Directors of CBS Corporation (the “Company”) designated the executive officers who will participate in the Company’s Senior Executive Short-Term Incentive Plan, as amended and restated (the “Senior Executive STIP”), for the 2006 fiscal year and established performance criteria and target awards for each participant. The performance criteria relates to the achievement over a one-year performance period ending December 31, 2006 of a specified level of the Company’s operating income (determined in accordance with generally accepted accounting principles in the United States) before depreciation, amortization and inter-company eliminations, as set forth in the Senior Executive STIP. A copy of the Senior Executive STIP has been filed with the Securities and Exchange Commission as Annex B to the Company’s Proxy Statement dated April 15, 2005.

In addition, on February 22, 2006, the Board of Directors of the Company approved changes to the cash compensation for members of its Nominating and Governance Committee. As a result of these changes, which are effective as of March 1, 2006, the annual retainer to be provided to the Chair of the Nominating and Governance Committee was increased from $15,000 to $20,000, payable in equal installments quarterly in advance, and the per meeting attendance fee to be provided to members of the Nominating and Governance Committee was increased from $1,500 to $2,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ LOUIS J. BRISKMAN
Louis J. Briskman
Executive Vice President and General Counsel

Date:  February 28, 2006